Exhibit 99.3
                         FORM 4 JOINT FILER INFORMATION

          (Attachment to Form 4 in accordance with instruction 4(b)(v))

Check this box if no longer subject to
  Section 16:                             [ ]

Name and Address:                         Soohyung Kim
                                          650 Madison Avenue, 26th Floor
                                          New York, NY 10022

Issuer and Ticker Symbol:                 Penn Octane Corporation (POCC)

Date of Earliest Transaction:             4/21/08

Relationship to Issuer:                   10% Owner

Designated Filer:                         Standard General L.P.

TABLE I INFORMATION
Title of Security:                        Common Stock
Transaction Date:                         4/21/08
Transaction Code:                         P
Securities Acquired:                      25,000
Acquired or Disposed:                     A
Price:                                    $1.4344
Ownership Form:                           I
Amount Beneficially Owned After
  Transaction:                            3,216,418
Nature of Indirect Beneficial
  Ownership:                              (1)

Title of Security:                        Common Stock
Transaction Date:                         4/22/08
Transaction Code:                         P
Securities Acquired:                      6,000
Acquired or Disposed:                     A
Price:                                    $1.4195
Ownership Form:                           I
Amount Beneficially Owned After
  Transaction:                            3,222,418
Nature of Indirect Beneficial
  Ownership:                              (1)

Signature:                                SOOHYUNG KIM


                                          By:  /s/ Scott Cohen
                                               ---------------------------------
                                               Name:   Scott Cohen
                                               Title:  Attorney-in-Fact